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                                                                   EXHIBIT 10.32
                      ASSIGNMENT AND ASSUMPTION OF LEASE

        This Assignment and Assumption of Lease (this "Agreement") is executed as of July 10, 2001, by and among AmberJack, Ltd. ("Landlord"), Integrated Information Systems, ("Tenant/Assignor") and The CIT Group/Equipment Financing, Inc. ("Assignee").

        WHEREAS, the Landlord and Tenant/Assignor are parties to that certain Lease dated April 25 1997 (as amended, the "Lease"), for premises located at 1560 W. Fountainhead Parkway, Suite 200, Tempe, AZ, 85252, pursuant to which Landlord leases to Tenant/Assignor, and Tenant/Assignor leases form Landlord, the real property described in the Lease (the "Property"). A copy of the Lease (together with any amendments thereto) is attached hereto as Exhibit A.

        WHEREAS, Tenant/Assignor seeks to assign and transfer all of its rights and obligations under the Lease to Assignee and Assignee seeks to succeed to all of such rights and assume all of such obligations, all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. This Agreement shall be effective September 1, 2001. (The "Effective Date")

        2. Tenant/Assignor hereby assigns and transfers to Assignee, and Assignee hereby accepts, all of Tenant/Assignor's right, title and Interest under the Lease and in connection with the Property (including, subject to the terms of the Lease, any and all improvements and fixtures located on the Property, and any and all rights, privileges, easements, rights-of-way and appurtenances Appertaining to or in connection with the Property).

        3. Assignee hereby assumes all of Tenant/Assignor's duties, commitments and obligations under the Lease arising after the Effective Date.

        4. Landlord hereby approves of, and consents to, the Assignment and Assumption set forth in paragraphs 2 and 3 hereof and releases Tenant/Assignor for any obligation occurring after the Effective Date.

        5. All charges due to the Landlord for services and all claims and liabilities related to the Lease incurred on or before the Effective
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        Date shall be responsibility of Tenant/Assignor and all charges due to the Landlord for services and all claims and liabilities related to the Lease incurred after Effective Date shall be the responsibility of Assignee.

   6. Tenant/Assignor agrees to and does hereby indemnify and hold Assignee harmless from and against all charges due to the Landlord for services and all claims and liabilities related to the Lease arising on or before the Effective Date.

   7. Assignee agrees to and does hereby indemnify and hold Tenant/Assignor harmless from and against all charges due to the Landlord for services and all claims and liabilities related to the Lease arising after the Effective Date.

  8. This Assignment Agreement shall be governed by Arizona Law. This Agreement constitutes the complete agreement of the parties relating to the subject matter hereof and supersedes any prior agreements or understandings. This Agreement may not be amended unless agreed upon in writing by all parties. The provisions of this Agreement shall be binding upon and inure to the benefit of Integrated Information Systems and The CIT Group/Equipment Financing, Inc. and their respective successors and assigns.

  9. Effective September 1 2001, Tenant/Assignor shall pay to Assignee $38,409.88 per month, due and payable on the 1st day of each month from September 1 2001 until January 1 2002. The five monthly payments shall total $192,049.40

  10. Tenant/Assignor is responsible for the payment of any and all lease commissions in connection with this transaction. Such commissions are described in a separate agreement between Tenant/Assignor and it's Agent.

  11. Tenant/Assignor shall retain possession of and operate the Data Center space, as shown on Exhibit AA-1, until October 15, 2001. Assignee shall provide Tenant/Assignor access to the space, at no cost to Tenant/ Assignor, from the Effective Date of this agreement until and including October 15, 2001.

  12. Tenant/Assignor is not required to remove any of the existing interior improvements within the leased premises or replace or restore any previous interior improvements within the leased premises at the end of the lease term. Tenant/Assignor shall
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        deliver the leased premises to Assignee in its existing configuration and condition, normal wear and tear excluded.

IN WITNESS WHEREOF, the Landlord, Tenant/Assignor and Assignee have executed this Agreement as of the date first written above.


"TENANT/ASSIGNOR"                       "ASSIGNEE"

Integrated Information Systems          The CIT Group/Equipment
                                        Financing, Inc.

By:  /s/ DARRYL S. BAKER                By:  /s/ RAY HENDON
   -------------------------------         ------------------------------

Its:  Controller                        Its:  SVP/CFO
    ------------------------------          -----------------------------

Date:  7/10/01                          Date:   7/10/01
     -----------------------------           ----------------------------


"LANDLORD"

Birtcher Arizona, LLC
Manager for AmberJack, Ltd.


By:  /s/ THEODORE RABAN
   -------------------------------

Its:     Manager
    ------------------------------

Date:    7/10/01
     -----------------------------

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                           [FLOORPLAN APPEARS HERE]







                       1560 W. Fountainhead Parkway #200

                                 EXHIBIT AA-1